EXHIBIT 21

Subsidiaries of Registrant

Set forth below is a list of subsidiaries of Icahn Enterprises L.P. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity	Jurisdiction of Formation

Icahn Enterprises Holdings L.P.	Delaware
American Entertainment Properties Corp.	Delaware
American Casino & Entertainment LLC	Nevada
Ace Nevada Corp.	Nevada
AREP Asset Management LLC	Delaware
AREP Car Acquisition Corp.	Delaware
AREP Car Holdings Corp.	Delaware
AREP Cotton LLC	Delaware
AREP Home Fashion Holdings LLC	Delaware
AREP New Jersey Land Holdings LLC	Delaware
AREP Oil & Gas LLC	Delaware
AREH Oil & Gas Holdings Corp.	Delaware
AREP Real Estate Holdings LLC	Delaware
AREP Sands Holding, LLC	Delaware
Aretex LLC	Delaware
Atlantic Coast Entertainment Holdings, Inc.	Delaware
Bayswater Development LLC	Delaware
Cloud Holding LLC	Delaware
Icahn Capital L.P.	Delaware
Icahn Capital Management L.P.	Delaware
Icahn Offshore LP	Delaware
Icahn Onshore LP	Delaware
ICM GP Corp.	Delaware
IPH GP LLC	Delaware
National Energy Group, Inc.	Delaware
New Seabury Properties, L.L.C.	Delaware
New Seabury Real Estate Holding LLC	Delaware
PSC Metals Inc.	Ohio
Textile Holding, LLC	Delaware
Vero Beach Acquisition LLC	Delaware
WestPoint Home Bahrain WLL	Bahrain
WestPoint International Inc.	Delaware
WestPoint Home Inc.	Delaware